EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Class A common stock, par value $0.001 per share, of Ryan Specialty Group Holdings, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: August 2, 2021

Onex Corporation

By:	/s/ Andrea E. Daly
Name:	Andrea E. Daly
Title:	Managing Director - General Counsel

Onex RSG LP By: Onex RSG GP Inc., its general partner

By:	/s/ Todd Clegg
Name:	Todd Clegg
Title:	Vice President

Onex RSG Holdings LP By: Onex RSG GP Inc., its general partner

By:	/s/ Todd Clegg
Name:	Todd Clegg
Title:	Vice President

Onex RSG GP Inc.

By:	/s/ Todd Clegg
Name:	Todd Clegg
Title:	Vice President

Onex Private Equity Holdings LLC

By:	/s/ Joshua Hausman
Name:	Joshua Hausman
Title:	Director

Gerald W. Schwartz

By:	/s/ Andrea E. Daly
Name:	Andrea E. Daly
Title:	Attorney-in-fact